Exhibit 10.1

601 GATEWAY BOULEVARD

SECOND AMENDMENT TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE (this “Second Amendment”) is made and entered into as of December 1, 2012 (the “Effective Date”), by and between GATEWAY CENTER, LLC, a Delaware limited liability company (“Landlord”), and HYPERION THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. Landlord and Tenant entered into that certain Office Lease dated September 6, 2007, as amended by that certain First Amendment to Office Lease dated as of October 31, 2011 (collectively, the “Original Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord a total of 8,167 rentable square feet of space located on the second (2nd) floor of that certain office building at 601 Gateway Boulevard in South San Francisco, California (the “Building”) and commonly known as Suite 200 (the “Existing Premises”).

B. Tenant desires to expand the Existing Premises to include that certain space consisting of approximately 4,522 rentable square feet of space in Suite 250 on the second (2nd) floor of the Building (the “Expansion Premises”), as shown on Exhibit A, attached hereto, and to make other modifications to the Original Lease, and in connection therewith, Landlord and Tenant desire to amend the Original Lease as provided herein.

A G R E E M E N T

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the same meaning as is given such terms in the Original Lease. From and after the date hereof, all references in the Original Lease and herein to the “Lease” shall mean and refer to the Original Lease as amended hereby.

2. Modification of Premises. Effective as of the Effective Date, the Expansion Premises shall be added to the Premises under the Lease. Landlord and Tenant hereby acknowledge that such addition of the Expansion Premises to the Premises shall, effective as of the Effective Date, increase the size of the Premises to approximately 12,689 rentable square feet. Effective as of the Effective Date, the Existing Premises and the Expansion Premises shall constitute the “Premises.”

601 GATEWAY BOULEVARD
[Hyperion, Inc.]
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3. Term.

3.1 Expansion Premises. The term of Tenant’s lease of the Expansion Premises shall commence on the Effective Date and shall expire on January 31, 2014, (the “New Lease Expiration Date”), unless sooner terminated in accordance with the Lease.

3.2 Existing Premises. Landlord and Tenant acknowledge and agree that the Lease Term for the Existing Premises is scheduled to expire on August 31, 2013, pursuant to the terms of the Original Lease. Notwithstanding anything to the contrary in the Lease, the term of Tenant’s lease of the Existing Premises shall be extended to the New Lease Expiration Date, unless sooner terminated in accordance with the Lease.

3.3 Certain Definitions. Effective upon the Effective Date, all references in the Lease and herein to the “Lease Term” and “Extended Term” shall mean and refer to the “Lease Term” as extended through the New Lease Expiration Date, and all references in the Lease and herein to the “Lease Expiration Date” or “expiration of the Lease Term” shall mean and refer to the New Lease Expiration Date.

4. Base Rent.

4.1 Expansion Premises Base Rent. Commencing on the Effective Date and continuing throughout the Lease Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Expansion Premises as follows:

Period	Annual Base Rent	Monthly Base Rent	Monthly Base Rental Rate Per Rentable Square Foot
December 1, 2012 — January 31, 2014	$94,962.00	$7,913.50	$1.75

4.2 Existing Premises Base Rent. From the Effective Date and continuing through the month of August, 2013, Tenant shall continue to pay Base Rent for the Existing Premises in the amounts set forth in the Original Lease. Commencing on September 1, 2013 and continuing throughout the Lease Term, Tenant shall pay Base Rent for the Existing Premises in accordance with the following schedule:

Period	Annual Base Rent	Monthly Base Rent	Monthly Base Rental Rate Per Rentable S 1 uare Foot
September 1, 2013 — January 31, 2014	$259,710.60	$21,642.55	$2.65

601 GATEWAY BOULEVARD
[Hyperion, Inc.]
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5. Tenant’s Proportionate Share of Taxes and Operating Expenses.

5.1 Expansion Premises. Except as specifically set forth in this Section 5, commencing on the Effective Date, Tenant shall pay Tenant’s Proportionate Share of Building Direct Expenses for the Expansion Premises in accordance with the terms of Article 4 of the Lease. In accordance with the foregoing, (i) Tenant’s Proportionate Share applicable to the Expansion Premises shall be 2.0957%, and (ii) the Base Year shall be calendar year 2012.

5.2 Existing Premises. At all times during the Lease Term, Tenant shall continue to pay Tenant’s Share of Building Direct Expenses for the Existing Premises in accordance with the terms of Article 4 of the Lease. In accordance with the foregoing, (i) Tenant’s Proportionate Share applicable to the Existing Premises shall be 3.7849%, and (ii) the Base Year shall be calendar year 2012.

6. Condition of Premises.

6.1 Expansion Premises. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises, and Tenant shall accept the Expansion Premises in its presently existing, “as-is” condition; provided, however, that Landlord shall not remove any of the office partitions or improvements, or any of the desks and chairs, left in the Expansion Premises by the previous tenant thereof and identified by Tenant (the “Personal Property”). Tenant shall accept possession of the Personal Property, in its as-is, with all faults, presently existing condition. Tenant acknowledges and agrees that Landlord makes no representation or warranty as to the condition of the Personal Property or as to the suitability of the Personal Property for Tenant’s intended use thereof and that Landlord has no obligation to deliver the Personal Property to Tenant or to ensure that the Personal Property is present in the Expansion Premises on the date Landlord delivers passion of the Expansion Premises to Tenant. The Personal Property shall be the property of Tenant, and Tenant shall be solely responsible for its repair and maintenance, and upon termination of the Lease, for the removal of all of the Personal Property and any associated repairs to the Premises required by Landlord as a result of such removal. Notwithstanding the foregoing, prior to the Effective Date, Landlord shall, at its sole cost and expense, create an opening in the demising wall to combine the Expansion Premises with the Existing Premises in the location identified on Exhibit A. Tenant hereby acknowledges and agrees that any improvements, alterations, additions or changes to the Premises shall be completed pursuant to the terms and conditions of Article 8 of the Original Lease.

6.2 Existing Premises. Tenant hereby acknowledges that Tenant is currently in possession of the Existing Premises and that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Existing Premises, the Building or the Project, or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Existing Premises, and Tenant shall continue to accept the Existing Premises in its presently existing, “as-is” condition. Tenant hereby acknowledges and agrees that any improvements, alterations, additions or changes to the Existing Premises shall be completed pursuant to the terms and conditions of Article 8 of the Lease.

601 GATEWAY BOULEVARD
[Hyperion, Inc.]
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7. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment other than Studley, Inc. (the “Broker”) and that they know of no real estate broker or agent who is entitled to a commission in connection with this Second Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent other than Broker. Landlord shall pay any commission due to Broker as a result of this Second Amendment pursuant to the terms of a separate written agreement between Landlord and Broker. The terms of this Section 7 shall survive the expiration or earlier termination of this Second Amendment or the Lease.

8. No Further Modification. Except as specifically set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease, and the terms and conditions of this Second Amendment, the terms and conditions of this Second Amendment shall prevail.

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601 GATEWAY BOULEVARD
[Hyperion, Inc.]
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IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

“Landlord”:

GATEWAY CENTER LLC,
a Delaware limited liability company

BY:	BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

	BY:	BOSTON PROPERTIES, INC,
a Delaware corporation,
its general partner

		BY:	/s/ Rod Diehl
Rod Diehl
Senior Vice President, Leasing

“Tenant”:

HYPERION THERAPEUTICS, INC, a Delaware corporation

BY:	/s/ Donald J. Santel
Name: Donald J. Santel
Title: CEO and President

BY:	/s/ Jeffrey S. Farrow
Name: Jeffrey S. Farrow
Title: CFO

601 GATEWAY BOULEVARD
[Hyperion, Inc.]
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EXHIBIT A

Boston Properties

7
5
3
1
G
H
J
K
Location of opening
STAIR #2
OFFICE
CONFERENCE
OFFICE

NORTH
SCALE: NTS

601 GATEWAY 2nd FLOOR - SUITE 250
RENTABLE AREA=4,522 SF

LEASE EXHIBIT

E-E

601 GATEWAY BOULEVARD
Exhibit A	[Hyperion, Inc.]
-1-	SF/Legal